Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86012) pertaining to the PharMerica, Inc. 401(k) Profit Sharing Plan of AmerisourceBergen Corporation of our report dated June 25, 2003, with respect to the financial statements and schedule of the PharMerica, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Philadelphia, Pennsylvania

June 25, 2003